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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                                    [Arthur Andersen Letterhead]

As independent public accountants, we hereby consent to the incorporation by reference in this S-3 registration statement of our report dated January 16, 2001 (except for the last paragraph in Note 2 and Note 13 as to which the dates are March 23, 2001 and March 9, 2001, respectively) included in the i2 Technologies, Inc. Form 10-K/A for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.


                                                         /s/ ARTHUR ANDERSEN LLP


Dallas, Texas
August 6, 2001